                                                                   EXHIBIT 10.2




$2,250,000.00                     RENO, NEVADA                 FEBRUARY 1, 2000



         FITZGERALDS RENO, INC., a Nevada corporation ("Maker", whether one or more), jointly and severally, For Value Received, promises and, agrees to pay in installments and as provided below unto the order of SCOUT DEVELOPMENT CORPORATION (which together with its successors and assigns and any subsequent owners and holders of this note is called "Payee") at 1350 S. Boulder, Tulsa, Oklahoma 74119, or at such other address as Payee may specify in writing from time to time, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00), together with interest thereon from and after the date of this note until maturity at the rate of ten percent (10%) per annum, payable as it accrues on the maturity date of each of the installments described below, on the then unpaid principal amount of this note.

         ALL PAYMENTS of interest will be computed on the per annum basis of a year of 365 days and for the actual number of days elapsed.

         THIS NOTE is due and payable in one hundred twenty (120) installments, the first one hundred nineteen (119) of which being in the amount of TWENTY-ONE THOUSAND SEVEN HUNDRED TWELVE AND 99/100 DOLLARS ($21,712.99), including accrued interest each, and the one hundred twentieth (120th) and final installment being in the amount of the balance of principal and accrued interest then due on this note. The first such installment is due and payable one (1) month from the date of this note, and the remaining installments are due and payable in consecutive order on the same day of each and every succeeding calendar month thereafter until all sums called for under this note have been paid in full.

         MAKER may prepay the principal of this note, in whole or in part, at any time without penalty or premium. Accrued and unpaid interest with respect to any principal amount prepaid is due and payable on the date of such prepayment. All amounts of principal so prepaid and received by Payee will be applied to the last maturing installments of this note in their inverse order of maturity.

         ALL SUMS payable or to be payable under this note must be paid in lawful money of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts. All sums paid on this note will be applied first to accrued and unpaid interest and the balance, if any, to unpaid principal. Whenever any payment to be made under this note is stated to be due on a Saturday, Sunday or legal holiday for commercial banks under applicable law, then such payment is due and may be made on the next succeeding business day, and such extension of time will be included in the computation of payment of interest under this note. In the event payments under this note are required to be made on the 29th, 30th, or 31st day of the month, the payment date for the month of February will be the last day of February. Any check, draft, negotiable order of withdrawal, money order or other instrument given in payment of all or any portion of this note may be accepted by Payee and handled in collection in the customary manner, but will not constitute payment under this note or diminish any rights of Payee except to the extent that actual cash proceeds of any instrument are unconditionally received by Payee.

                                                                 Initial  MEM
                                                                        -------


                               Page 1 of 6 Pages
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$2,250,000.00                    RENO, NEVADA                  FEBRUARY 1, 2000



         ALL PAST due principal and interest paid subsequent to the fifth (5th) day after the due date will bear interest from the date due until paid at the Maximum Rate. The "Maximum Rate" means eighteen percent (18%) per annum. The Maker expressly agrees that any unpaid accrued interest shall be compounded as provided herein. The Maximum Rate will be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law. Alternatively, Payee may charge and collect a late fee of five percent (5%) of any scheduled installment that is more than ten (10) days past due.

         IF ANY installment or payment of principal or interest of this note is not paid when due; or if default occurs under any document, instrument or agreement executed in connection with or as security for this note (the "Loan Documents," including without limitation the agreements described in the last paragraph of this note); or if Maker or any co-maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this note (each hereinafter called an "other liable party") dies or becomes insolvent (however such insolvency may be evidenced); or if any proceeding, procedure or remedy supplementary to or in enforcement of judgment is resorted to or commenced against Maker or any other liable party, or with respect to any property of any of them in an amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) or more in excess of any insurance coverage; or if any governmental authority or any court at the instance thereof takes possession of any substantial part of the property of or assumes control over the affairs or operations of, or a receiver is appointed for or takes possession of the property of, or a writ or order of attachment or garnishment is issued or made against any of the property of Maker or any other liable party; or if any indebtedness for which Maker or any other liable party is primarily or secondarily liable is not paid when due or becomes due and payable by acceleration of maturity thereof, or if any event or condition occurs which permits the holder of any such indebtedness to declare it due and payable upon the lapse of time, giving of notice or otherwise; or if Maker or any other liable party (if other than a natural person) is dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Payee; or if Maker or any other liable party sells substantially of its assets without the written consent of; thereupon, at the option of Payee, this note and any and all other indebtedness of Maker to Payee will become and be due and payable forthwith without demand, notice of default, notice of intent to accelerate the maturity of this note, notice of acceleration of the maturity of this note, notice of nonpayment, presentment, protest or notice of dishonor, all of which are expressly waived by Maker and each other liable party. Payee's failure to exercise this option upon any default does not waive the right to exercise it in the event of any subsequent default.

         NEITHER the failure to exercise, nor delay in exercising, Payee's right to accelerate the maturity of this note or any other right, power or remedy upon any default may be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by Payee of any right, power or remedy exhausts the same or precludes any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. Any remedies provided for in this note and in any

                                                                 Initial  MEM
                                                                        -------



                               Page 2 of 6 Pages
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$2,250,000.00                     RENO, NEVADA                 FEBRUARY 1, 2000



other Loan Document are cumulative of each other and of any and all other remedies existing at law or in equity, and Payee is, in addition to the remedies provided in this note or in any other Loan Document, entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing under this note. The resort to any remedy provided for under this note, under any other Loan Document, or provided for by law or in equity will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. Without limiting the generality of the foregoing provisions, Payee's acceptance from time to time of any payment under this note that is past due or that is less than the payment in full of all amounts due and payable at the time of such payment, will not (i) constitute a waiver of or impair or extinguish the rights of Payee to accelerate the maturity of this note or to exercise any other right, power or remedy at that time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         IF MORE than one person or entity executes this note as Maker, all of said parties are jointly and severally liable for payment of the indebtedness evidenced by this note. Maker and each other liable party (i) waives demand, presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of intent to foreclose, notice of acceleration and all other notices (except only for any notices that are specifically required by this note or any other Loan
Document), filing suit and diligence in collection of this note or enforcing any of the security for this note; (ii) agrees to any substitution, subordination, exchange, release or impairment of any security or the release of any party primarily or secondarily liable on this note; (iii) agrees that Payee is not required first to institute suit or exhaust its remedies against Maker, any other liable party, or others liable or to become liable on this note or to enforce its rights against them or any security for this note; (iv) consents to any extension or postponement of time of payment of this note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect to this note, without notice thereof to any of them; and (v) submits (and waives all rights to object) to personal jurisdiction in the State of Nevada, and venue in Washoe County, Nevada, for the enforcement of any and all obligations under the Loan Documents. Maker and Payee agree that this note shall be governed by Nevada law without regard to any conflicts of law provisions.

         IF PAYEE retains an attorney in connection with any default or at maturity or to collect, enforce or defend this note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, including a garnishment that affects Maker, any other liable party or any collateral described in or secured by the Loan Documents, or if Maker sues Payee in connection with this note or any other Loan Document and does not prevail, then Maker agrees to pay to Payee, in addition to principal and interest, all reasonable costs and expenses incurred by Payee in trying to collect this note or in any such suit or proceeding including reasonable attorneys' fees.

         MAKER and each other liable party acknowledges and agrees that Payee may, at any time, without the consent of or notice to Maker or an other liable party assign, sell, transfer or grant participation in all or part of the obligations of Maker evidenced by this note, together with

                                                                 Initial  MEM
                                                                        -------



                               Page 3 of 6 Pages

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$2,250,000.00                     RENO, NEVADA                 FEBRUARY 1, 2000



any liens or collateral securing the payment of this note. Payee may disseminate to any assignee, purchaser, transferee or participant or prospective assignee, purchaser, transferee or participant any information that Payee has pertaining to the loan evidenced by this note, including without limitation, any information regarding Maker, any other liable party, or any property owned or held by Maker or any other liable party or offered as security for or securing the loan evidenced by this note.

         THIS NOTE and the other Loan Documents set forth the entire agreement of the parties. There are no oral conditions, representations, agreements or commitments affecting this note, the other Loan Documents, and other loans or advances that Payee has made or may make to Maker. Payee has made no oral commitments or agreements to advance monies or make additional loans to Maker. No extension or variation in the terms of payment of this note, and no release of personal liability and/or collateral securing this note, and no satisfaction of this note in whole or in part in exchange for collateral or otherwise, is binding on Payee unless the signed by an authorized officer of Payee.

         MAKER and each other liable party, if any, grants to Payee a first lien and security interest on all Deposits and other sums at any time credited by or due from Payee to Maker or any other liable party, as collateral security for the payment of this note. Upon a default under this note by Maker, Payee, at its option may at any time without notice and without any liability, retain all or any part of any such deposits or other sums until all sums owing on this note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from Payee to or against any sums due on this note in any manner and in any order of preference that Payee, in its sole discretion, chooses.

         PAYEE, Maker and all other liable parties intend to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Payee, Maker and all other liable parties (and any other party liable with respect to any indebtedness under the Loan Documents) are limited by the provisions of this paragraph, which override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to payoff quote or other statement of the balance owing, prepayment, default, demand for payment, or acceleration of the maturity of any obligation), will the interest contracted for, charged or received under this note or otherwise, exceed the Maximum Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Rate, any such construction is subject to the provisions of this paragraph and such document is automatically reformed and the interest payable is automatically reduced to the Maximum Rate, without the necessity of execution of any amendment or new document. If Payee ever receives anything of value that is characterized as interest under applicable law and that would apart from this provision be in excess of the Maximum Rate, then an amount equal to the amount that would have been excessive interest will, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced by this note in the inverse order of its maturity and not to the payment of interest, or, at the option of Payee, be refunded to Maker or the other payor thereof if and to the extent of such amount that would have been excessive exceeds such unpaid

                                                                 Initial  MEM
                                                                        -------


                               Page 4 of 6 Pages
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$2,250,000.00                     RENO, NEVADA                 FEBRUARY 1, 2000



principal. The right to accelerate maturity of this note or any other indebtedness does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Payee does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Payee will, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest or amount of such indebtedness does not exceed the maximum permitted by applicable law.

         NOTWITHSTANDING any term or provision of this note to the contrary, Maker confirms to Payee that neither Maker nor its legal counsel, if any, is aware that this note, or the transaction in connection with which this note was issued, is or may be usurious in any respect. To induce Payee to make the loan evidenced by this note, Maker agrees with and covenants to Payee that if at any time Maker believes or discovers that any term or provision of this note or any action taken by Payee in connection with this note is or may be in violation of the usury laws or any other applicable law, Maker will immediately give notice to Payee specifying with particularity the nature and extent of any such potential violation of the usury laws or any other applicable law, and afford to Payee a reasonable period (of not less than 60 days) within which to cure same. Maker agrees with and covenants to Payee that in no instance will Maker make any claim, bring any suit, prosecute or otherwise assert any cause of action, claim, counterclaim, or defense in respect of any violation of the usury laws or any other applicable law, unless, as a condition precedent thereto, Maker has given to Payee such notice and afforded to Payee such opportunity to cure as provided in this paragraph.

         THIS NOTE binds and inures to the benefit of Maker and Payee and their respective heirs, legal representatives, successors and assigns; provided, however, that Maker may not assign this note or any loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Payee in each instance.

         THIS NOTE is entitled to the benefits and security afforded by (a) Deed of Trust and Security Agreement and to Secure Assumption of even date herewith executed by Maker to John R. Jones, Trustee, for the benefit of Payee covering the leasehold estate, and improvements located thereon, as created by that certain ground lease dated March 1, 1978 between Southern Pacific Transportation Company, a Delaware corporation ("Southern Pacific") and Donald L. Wilkerson ("Wilkerson"), as amended by that certain (i) Supplemental Agreement dated February 22, 1979 between Southern Pacific and Wilkerson, (ii) Supplemental Agreement dated July 16, 1984 between Southern Pacific and Plaza Investments, a Nevada general partnership, (iii) Memorandum Confirming Rent Adjustment dated January 1, 1989 between Southern Pacific and Plaza Investments, and (iv) Deed of Correction and Reformation and Boundary Line Adjustment Agreement dated January 26, 2000, between Union Pacific Railroad Company, G and S Investment Company, a Nevada limited partnership, and Scout Development Corporation and the Record of Survey; (b) Assignment of Rents and Leases of even date herewith executed by Maker to Payee covering the leasehold estate; (c) Security Agreement of even date herewith executed by Maker as debtor and Payee as secured party covering the personal property located

                                                                 Initial  MEM
                                                                        -------


                               Page 5 of 6 Pages

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$2,250,000.00                     RENO, NEVADA                 FEBRUARY 1, 2000



upon the leasehold estate; and (d) Financing Statement executed by Maker as debtor naming Payee as the secured party covering the personal property located upon the leasehold estate.

                                        FITZGERALDS RENO, INC.,
                                        a Nevada corporation

                                        By: /s/ MICHAEL E. MCPHERSON
                                            ------------------------------------
                                        Name: Michael E. McPherson
                                              ----------------------------------

                                        Title: Executive Vice President/CFO
                                               ---------------------------------







                               Page 6 of 6 Pages